UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100 St-Laurent, Québec, Canada	H4S 2A1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2022, Repare Therapeutics Inc. (the “Company”) entered into a collaboration and license agreement (the “Agreement”) with Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd (collectively, “Roche”) regarding the development and commercialization of the Company’s product candidate camonsertib (also known as RP-3500) and specified other ATR (Ataxia-Telangiectasia and Rad3-related protein kinase) inhibitors (the “Licensed Products”). The transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, and is expected to close in the third quarter of 2022.

Under the Agreement, the Company will grant Roche a worldwide, exclusive, sublicensable license to develop, manufacture, and commercialize Licensed Products. The Company will retain an option under the Agreement to enter into a U.S. co-development and profit share arrangement with Roche, exercisable prior to the commencement of the first pivotal clinical trial of camonsertib, and pursuant to which the Company would be responsible for specified shares of global and U.S.-specific development costs and would receive (or bear) fifty percent (50%) of U.S. profits (or losses) of Licensed Products containing camonsertib, which arrangement also includes a right for the Company to participate in U.S. co-promotion for Licensed Products containing camonsertib following a regulatory approval for a specified major indication in the United States.

The Company has agreed to complete specified ongoing clinical trials at the Company’s expense. The Company has also retained the right to conduct specified clinical trials of camonsertib in combination with the Company’s PKMYT1 compound (also known as RP-6306).

Roche is obligated to use commercially reasonable efforts to develop, seek regulatory approval for, and commercialize at least one Licensed Product in at least one indication in the United States and in specified European countries.

The parties have agreed to certain exclusivity terms on small molecule ATR inhibitor development for a specified period of time.

Under the terms of the Agreement, Roche has agreed to pay the Company an upfront payment of $125 million, and up to an aggregate of $1.172 billion upon the achievement of specified clinical regulatory, commercial and sales milestone events. The Company will also be entitled to receive tiered royalties (ranging from high-single-digits to high-teens) on sales of Licensed Products, subject to reductions in specified circumstances. Subject to earlier expiration of the royalty term in specified cases of generic competition, royalties will be paid, on a Licensed Product-by-Licensed Product and country-by-country basis, until, at the earliest, twelve (12) years after the first commercial sale of the applicable Licensed Product. If the Company exercises its co-development and profit share option, it will receive reduced milestone payment amounts, and it will not receive royalty payments in the United States.

Unless earlier terminated, the Agreement will expire upon the expiration of the last royalty term for the last Licensed Product (except that, if the Company exercises its co-development and profit share option, then the Agreement may expire at a later date in the United States). The Agreement may be terminated by Roche, on a Licensed Product-by-Licensed Product and country-by-country basis or in its entirety, upon 90 days’ prior written notice at any time prior to the first commercial sale of a Licensed Product, or upon 180 days’ prior notice at any time after the first commercial sale of a Licensed Product. Either party may, subject to specified cure periods, terminate the Agreement, on a Licensed Product-by-Licensed Product and country-by-country basis or in its entirety, in the event of the other party’s uncured material breach. Either party may also terminate the Agreement under specified circumstances relating to the other party’s insolvency. The Company may terminate the Agreement in the event Roche or its specified affiliates or sublicensees challenges the validity, scope, or enforceability of the licensed patent rights in specified circumstances.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2022. The press release announcing the Agreement is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On June 1, 2022, the Company issued a press release announcing the Company’s entry into the Agreement with Roche. The Company will also host an investor update call on June 1, 2022 beginning at approximately 5:00pm Eastern Time to further discuss the collaboration. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The virtual event and related materials can be accessed via the “News & Events” section of the Company’s website at https://ir.reparerx.com/, and will be available for 30 days following the event. The Company’s website and any information contained on the website are not incorporated into this Current Report on Form 8-K.

The Company anticipates that its strategic collaborations, along with its existing cash, cash equivalents and short-term investments, will enable it to fund its operations into 2026. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation by reference language in such a filing, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, the Company’s collaboration with Roche; the ability of the parties to complete the transaction in a timely manner or at all; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that the Company may not realize the potential benefits of its collaboration with Roche; the discovery, development and potential commercialization of potential product candidates using the Company’s SNIPRx® platform technology and under the strategic collaboration agreement, including the development of camonsertib; the ability, timing and likelihood of the parties to file applications for regulatory approval or receive regulatory approvals in a timely manner or at all; the therapeutic potential for camonsertib in oncology applications; the Company’s potential to receive milestone payments and royalties under the strategic collaboration agreement; the Company’s ability to identify and develop additional product candidates using its SNIPRx platform and further build its pipeline; and estimates regarding expenses, future revenue, capital requirements and cash runway.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated June 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal President and Chief Executive Officer

Dated: June 1, 2022